Exhibit 99.1

NEWS RELEASE

TEAM, INC. COMPLETES SALE OF QUEST INTEGRITY BUSINESS

SUGAR LAND, TX, November 1, 2022 (GLOBE NEWSWIRE) - Team, Inc. (NYSE: TISI) (“TEAM” or the “Company”), a global leading provider of integrated, digitally-enabled asset performance assurance and optimization solutions, announced today the closing of the previously disclosed sale of its Quest Integrity business to Baker Hughes, an energy technology company that provides solutions to energy and industrial customers worldwide, for approximately $279 million, reflecting certain estimated post-closing adjustments. The net proceeds to the Company (after payment of transaction related expenses and certain other fees) will be approximately $270 million. The Company intends to use approximately $238 million of the proceeds to pay down term debt and to pay certain fees associated with that repayment and related accrued interest, with the remainder reserved for general corporate purposes.

Keith Tucker, TEAM’s Interim Chief Executive Officer, stated, “We are pleased to close the Quest Integrity transaction, which represents an important step in our plan to refocus TEAM on its core Inspection and Heat Treating and Mechanical Services businesses. The cash proceeds provide for a substantial debt paydown that significantly strengthens our balance sheet and improves our financial flexibility while we continue to execute on our strategic initiatives designed to improve profitability and cash flow. Looking ahead, we are experiencing higher activity levels in our core businesses and remain excited about TEAM’s prospects for the future, particularly as operational and strategic changes begin to positively impact results. We expect further improvements as our action plan accelerates, giving us increased confidence in our ability to enhance shareholder value.”

Robert W. Baird & Co served as the exclusive financial advisor to TEAM on the transaction. Kirkland & Ellis LLP served as TEAM’s legal counsel.

About Team, Inc.

Headquartered in Sugar Land, Texas, Team, Inc. is a global leading provider of integrated, digitally-enabled asset performance assurance and optimization solutions. We deploy conventional to highly specialized inspection, condition assessment, maintenance and repair services that result in greater safety, reliability, and operational efficiency for our client’s most critical assets. Through locations in more than 20 countries, we unite the delivery of technological innovation with over a century of progressive, yet proven integrity and reliability management expertise to fuel a better tomorrow. For more information, please visit www.teaminc.com.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions, and beliefs upon which this forward-looking information is based are current, reasonable, and complete. However, such forward-looking statements involve estimates, assumptions, judgments, and uncertainties. Many factors could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Although it is not possible to identify all of these factors, they include, among others, the Company’s ability to hire a new chief executive officer in the near future, if necessary; the duration and magnitude of accidents, extreme weather, natural disasters, and pandemics (such as COVID-19) and related economic effects, the Company’s liquidity and ability to obtain additional financing; the Company’s ability to execute on its cost management actions, the impact of new or changes to existing governmental laws and regulations and their application, including tariffs and COVID-19 vaccination requirements; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency exchange rate and interest rate fluctuations; the Company’s ability to successfully divest assets on terms that are favorable to the Company; the Company’s ability to repay, refinance or restructure its debt and the debt of certain of its subsidiaries; anticipated or expected purchases or sales of assets; and such known factors as are detailed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein, including statemenst regarding the Company’s financial prospects and the implementation of cost saving measures, will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact:

Nelson Haight

Senior Vice President and Chief Financial Officer

(281) 388-5521

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